SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 17, 2001




                        CITIZENS COMMUNICATIONS COMPANY
             (Exact name of Registrant as specified in its charter)


            Delaware                      001-11001              06-0619596
  (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


From May 27, 1999 through July 12, 2000, we entered into several agreements to acquire telephone access lines. These transactions have been and will be accounted for using the purchase method of accounting. The results of operations of the acquired properties have been and will be included in our financial statements from the dates of acquisition of each property. These agreements and the status of each transaction are described as follows:

     Verizon Acquisition
     -------------------
     Between May and December 1999, we announced agreements to purchase from Verizon Communications Inc., formerly GTE Corp. (Verizon), approximately 381,200 telephone access lines (as of December 31, 2000) in Arizona, California, Illinois/Wisconsin, Minnesota and Nebraska (the GTE Acquisitions) for approximately $1,171.0 million in cash. To date, we have closed on approximately 317,500 telephone access lines. We have received all necessary regulatory approvals and expect that the acquisition of the remaining access lines in Arizona and California will close during 2002. Our expected cash requirement to complete the Verizon acquisitions is $222.8 million.

     Qwest Acquisition - termination
     -------------------------------
     In June 1999, we announced agreements to purchase from Qwest approximately 556,800 telephone access lines (as of December 31, 2000) in Arizona, Colorado, Idaho/Washington, Iowa, Minnesota, Montana, Nebraska, North Dakota and Wyoming for approximately $1,650.0 million in cash and the assumption of certain liabilities. On October 31, 2000, we closed on the purchase of approximately 17,000 telephone access lines in North Dakota for approximately $38.0 million in cash. On July 20, 2001, we notified Qwest that we were terminating the remaining eight acquisition agreements with Qwest relating to telephone exchanges in Arizona, Colorado,
     Idaho/Washington, Iowa, Minnesota, Montana, Nebraska and Wyoming. Qwest subsequently filed a notice of claim for arbitration in Denver, Colorado under the rules of the American Arbitration Association with respect to the terminated acquisition agreements. Qwest asserts that we wrongfully terminated these agreements and is seeking approximately $64.0 million, which is the aggregate of liquidation damages under letters of credit established in the terminated acquisition agreements. We have filed a notice of claim in the same arbitration proceeding, contesting Qwest's asserted claims and asserting substantial claims against Qwest for material breaches of representations, warranties and covenants in the terminated acquisition agreements and in the acquisition agreement relating to North Dakota assets that we purchased from Qwest.

     Frontier Acquisition
     --------------------
     On June 29, 2001, we purchased from Global Crossing Ltd. (Global) 100% of the stock of Frontier Corp.'s (Frontier) local exchange carrier subsidiaries, which owned approximately 1,096,700 telephone access lines (as of December 31, 2000) in Alabama/Florida, Georgia, Illinois, Indiana, Iowa, Michigan, Minnesota, Mississippi, New York, Pennsylvania and Wisconsin, for approximately $3,370.0 million in cash, subject to adjustment.

Divestitures
------------
On August 24, 1999, our Board of Directors approved a plan of divestiture for our public utilities services businesses, which include gas, electric and water and wastewater businesses. Currently, we have agreements to sell all our water and wastewater operations and one of our electric operations. We have sold two of our natural gas operations. These agreements and the status of each transaction are described as follows:

     Water and Wastewater
     --------------------
     On October 18, 1999, we announced the agreement to sell our water and wastewater operations to American Water Works, Inc. for $745.0 million in cash and $90.0 million of assumed debt. This transaction is expected to close in the first quarter of 2002.

     Electric
     --------
     On February 15, 2000, we announced that we had agreed to sell our electric utility operations. The Arizona and Vermont electric divisions were under contract to be sold to Cap Rock Energy Corp. (Cap Rock). The agreement with Cap Rock was terminated on March 7, 2001. We intend to pursue the disposition of the Vermont and Arizona electric divisions with alternative buyers. In August 2000, the Hawaii Public Utilities Commission denied the initial application requesting approval of the purchase of our Kauai electric division by the Kauai Island Electric Co-op for $270.0 million in cash including the assumption of certain liabilities. We are discussing a reduction of the purchase price and other options. Our agreement for the sale of this division may be terminated if regulatory approval is not received before February 2002.

     Gas
     ---
     On July 2, 2001, we completed the sale of our Louisiana Gas operations to Atmos Energy Corporation for $363.4 million in cash. The pre-tax gain on the sale recognized in the third quarter was approximately $139.3 million.

     In July 2001, an agreement was signed to sell the Colorado Gas division to Kinder Morgan for $11.0 million in cash. This transaction closed on November 30, 2001. We received approximately $8,899,000, after purchase price adjustment.


Item 7.  Financial Statements, Exhibits

     (a) Financial Statements of Business Acquired

     Previously filed.

     (b) Pro forma Financial Information

     Pro forma Balance Sheet as of June 30, 2001 and Pro forma Income Statements for the six months ended June 30, 2001 and the year ended December 31, 2000. Such pro-forma information has been revised to exclude the amortization of excess of purchase price over net assets acquired on properties to be acquired subsequent to June 30, 2001.

                                    SIGNATURE
                                    ---------




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                         CITIZENS COMMUNICATIONS COMPANY
                         -------------------------------
                                  (Registrant)




                         By: /s/   Robert J. Larson
                            -----------------------
                            Robert J. Larson
                            Vice President and Chief Accounting Officer



Date: December 13, 2001

                         Proforma Financial Information

From May 27, 1999 through July 12, 2000, we entered into several agreements to acquire telephone access lines. These transactions have been and will be accounted for using the purchase method of accounting. The results of operations of the acquired properties have been and will be included in our financial statements from the dates of acquisition of each property. These agreements and the status of each transaction are described as follows:

     Verizon Acquisition
     -------------------
     Between May and December 1999, we announced agreements to purchase from Verizon Communications Inc., formerly GTE Corp. (Verizon), approximately 381,200 telephone access lines (as of December 31, 2000) in Arizona, California, Illinois/Wisconsin, Minnesota and Nebraska (the GTE Acqusitions) for approximately $1,171.0 million in cash. To date, we have closed on approximately 317,500 telephone access lines. We have received all necessary regulatory approvals and expect that the acquisition of the remaining access lines in Arizona and California will close during 2002. Our expected cash requirement to complete the Verizon acquisitions is $222.8 million.

     Qwest Acquisition - termination
     -------------------------------
     In June 1999, we announced agreements to purchase from Qwest approximately 556,800 telephone access lines (as of December 31, 2000) in Arizona, Colorado, Idaho/Washington, Iowa, Minnesota, Montana, Nebraska, North Dakota and Wyoming for approximately $1,650.0 million in cash and the assumption of certain liabilities. On October 31, 2000, we closed on the purchase of approximately 17,000 telephone access lines in North Dakota for approximately $38.0 million in cash. On July 20, 2001, we notified Qwest that we were terminating the remaining eight acquisition agreements with Qwest relating to telephone exchanges in Arizona, Colorado,
     Idaho/Washington, Iowa, Minnesota, Montana, Nebraska and Wyoming. Qwest subsequently filed a notice of claim for arbitration in Denver, Colorado under the rules of the American Arbitration Association with respect to the terminated acquisition agreements. Qwest asserts that we wrongfully terminated these agreements and is seeking approximately $64.0 million, which is the aggregate of liquidation damages under letters of credit established in the terminated acquisition agreements. We have filed a notice of claim in the same arbitration proceeding, contesting Qwest's asserted claims and asserting substantial claims against Qwest for material breaches of representations, warranties and covenants in the terminated acquisition agreements and in the acquisition agreement relating to North Dakota assets that we purchased from Qwest.

     Frontier Acquisition
     --------------------
     On June 29, 2001, we purchased from Global Crossing Ltd. (Global) 100% of the stock of Frontier Corp.'s (Frontier) local exchange carrier subsidiaries, which owned approximately 1,096,700 telephone access lines (as of December 31, 2000) in Alabama/Florida, Georgia, Illinois, Indiana, Iowa, Michigan, Minnesota, Mississippi, New York, Pennsylvania and Wisconsin, for approximately $3,370.0 million in cash, subject to adjustment.

Divestitures
------------
On August 24, 1999, our Board of Directors approved a plan of divestiture for our public utilities services businesses, which include gas, electric and water and wastewater businesses. Currently, we have agreements to sell all our water and wastewater operations and one of our electric operations. We have sold two of our natural gas operations. These agreements and the status of each transaction are described as follows:

     Water and Wastewater
     --------------------
     On October 18, 1999, we announced the agreement to sell our water and wastewater operations to American Water Works, Inc. for $745.0 million in cash and $90.0 million of assumed debt. This transaction is expected to close in the first quarter of 2002.

     Electric
     --------
     On February 15, 2000, we announced that we had agreed to sell our electric utility operations. The Arizona and Vermont electric divisions were under contract to be sold to Cap Rock Energy Corp. (Cap Rock). The agreement with Cap Rock was terminated on March 7, 2001. We intend to pursue the disposition of the Vermont and Arizona electric divisions with alternative buyers. In August 2000, the Hawaii Public Utilities Commission denied the initial application requesting approval of the purchase of our Kauai electric division by the Kauai Island Electric Co-op for $270.0 million in cash including the assumption of certain liabilities. We are discussing a reduction of the purchase price and other options. Our agreement for the sale of this division may be terminated if regulatory approval is not received before February 2002.

     Gas
     ---
     On July 2, 2001, we completed the sale of our Louisiana Gas operations to Atmos Energy Corporation for $363.4 million in cash. The pre-tax gain on the sale recognized in the third quarter was approximately $139.3 million.

     In July 2001, an agreement was signed to sell the Colorado Gas division to Kinder Morgan for $11.0 million in cash. This transaction closed on November 30, 2001. We received approximately $8,899,000, after purchase price adjustment.

The GTE businesses acquired, the U S WEST North Dakota Acquisition and the Frontier ILEC Acquisition are collectively referred to as the Acquisitions. All of the public utilities services dispositions (including those not yet sold) are collectively referred to as the Dispositions. The following unaudited pro forma condensed combined statements of income information has been prepared to illustrate the effects of the Acquisitions and related financings and the Dispositions had these transactions been completed at the beginning of the periods presented. Cash proceeds from the Dispositions that have not yet been sold have been estimated using the actual contract price for properties where we have signed a definitive contract to sell and using net book value for properties not yet under contract. The following unaudited pro forma condensed balance sheet information as of June 30, 2001 has been prepared assuming the Acquisitions and Dispositions not consummated by June 30, 2001 had been completed at that date.

We have accounted for our acquisitions using the purchase method of accounting. We expect to achieve economies of scale with the acquired properties that will both expedite our ability to provide an expanded menu of telecommunications services and make those services incrementally more profitable but can provide no assurance that such economies of scale will be realized. We expect that these acquisitions will therefore provide us the opportunity to increase revenue and decrease cost per access line. The unaudited pro forma information reflects the increased expenses to the extent they have been incurred in the periods presented, but does not reflect economies of scale.

Through the second quarter 2001, we had historically applied SFAS 71 in the preparation of our financial statements because our incumbent local exchange telephone properties (properties we owned prior to the 2000 and 2001 acquisitions of the Verizon, Qwest and Frontier properties) were predominantly regulated in the past following a cost of service/rate of return approach. Beginning in the third quarter of 2001, these properties no longer met the criteria for application of SFAS 71 due to the continuing process of deregulation and the introduction of competition to our existing rural local exchange telephone properties, and our expectation that these trends will continue for all our properties.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined at the beginning of the periods presented. If the companies had actually been combined at the beginning of the periods presented, these companies and businesses might have performed differently. You should not rely on pro forma financial information as an indication of the results that would have been achieved if the Acquisitions had taken place earlier or the future results that the companies will experience.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Acquisitions and the historical financial statements of Citizens Communications Company.


                Citizens Communications Company and Subsidiaries
                          Pro Forma Balance Sheet Data
                               As of June 30, 2001
                                   (unaudited)

                                                      Citizens           Pro Forma for Acquisitions
                                                   Communications   ---------------------------------------
(Amounts in thousands)                               6/30/2001        Adjustments             Adjusted
                                                 ----------------------------------------------------------

Cash                                                   $     31,115      $ 2,118,411  (1)     $  1,926,726
                                                                            (222,800) (3)
Accounts receivable, net                                    336,490                -               336,490
Short-term investments                                       18,463                -                18,463
Other current assets                                         40,424                -                40,424
Assets held for sale                                      1,240,998       (1,240,998) (1)                -
Assets of discontinued operations                           687,275         (687,275) (1)                -
                                                 -----------------------------------      -----------------
  Total current assets                                    2,354,765          (32,662)            2,322,103

Net property, plant & equipment                           4,662,361           53,393  (3)        4,715,754

Goodwill                                                    469,370                -               469,370
Customer lists and other                                    139,066                -               139,066
Excess cost over net assets acquired                      2,406,315          169,407  (3)        2,575,722
                                                 ------------------------------------     -----------------
  Total intangibles                                       3,014,751          169,407             3,184,158

Investments                                                 173,318                -               173,318
Regulatory assets                                           173,611         (109,102) (1)           64,509
Deferred debits and other assets                            466,882          (16,126) (1)          450,756
                                                 ------------------------------------     -----------------
  Total assets                                         $ 10,845,688      $    64,910          $ 10,910,598
                                                 ====================================     =================


Long-term debt due within one year                     $    222,522      $         -          $    222,522
Accounts payable and other current liabilities              416,207          237,199  (1)          653,406
Liabilities related to assets held for sale                 255,774         (255,774) (1)                -
Liabilities of discontinued operations                      189,856         (189,856) (1)                -
                                                 ------------------------------------     -----------------
  Total current liabilities                               1,084,359         (208,431)              875,928

Deferred income taxes                                       688,562          (38,228) (1)          650,334
Customer advances for construction
  and contributions in aid of construction                  200,688                -               200,688
Deferred credits and other liabilities                      245,888                -               245,888
Regulatory liabilities                                       23,415          (12,425) (1)           10,990
Equity units                                                460,000                -               460,000
Long-term debt                                            5,818,312                              5,818,312
                                                 ------------------------------------     -----------------
  Total liabilities                                       8,521,224         (259,084)            8,262,140

Equity forward contracts                                    107,018                                107,018
Company Obligated Mandatorily Redeemable
 Convertible Preferred Securities *                         201,250                -               201,250

Common stock, $.25 par value (600,000,000 authorized
  shares, 292,169,969 issued shares and 289,038,071
  outstanding shares)                                        73,043                -                73,043
Additional paid-in capital                                1,780,169                -             1,780,169
Retained earnings                                           239,623          323,994 (1)           563,617
Accumulated other comprehensive (loss)                      (24,451)               -               (24,451)
Treasury stock                                              (52,188)               -               (52,188)
                                                 ------------------------------------     -----------------
  Total shareholders' equity                              2,016,196          323,994             2,340,190
                                                 ------------------------------------     -----------------
    Total liabilities and shareholders' equity         $ 10,845,688      $    64,910          $ 10,910,598
                                                 ====================================     =================


*Represents securities of a subsidiary trust, the sole assets of which are securities of a subsidiary partnership, substantially all the assets of which are convertible debentures of the Company.

             See Notes to Pro Forma Condensed Financial Statements.

                Citizens Communications Company and Subsidiaries
                         Proforma Income Statement Data
                  For the six months period ended June 30, 2001
                                   (unaudited)




                                                                                                     Proforma for Acquisitions
                                                       Citizens         Frontier         GTE      --------------------------------
(Amounts in thousands, except per-share amounts)    Communications    Acquisition   Acquisitions   Adjustments         Adjusted
                                                   --------------------------------------------------------------------------------

Revenue                                                  $ 1,130,023      $ 387,796      $ 21,100      $       -        1,538,919
Operating expenses                                           761,519        203,920         7,834              -          973,273
Depreciation and amortization                                220,072        103,686         3,862         50,615  (5)     378,235
                                                   --------------------------------------------------------------     -------------
Income from operations                                       148,432         80,190         9,404        (50,615)         187,411
Investment and other income, net                              13,425         (4,990)            -         50,064  (7)      26,753
                                                                                                         (31,746) (8)
Interest expense                                             134,581         37,482           673        122,727  (9)     264,738
                                                                                                         (30,725) (8)
Convertible preferred dividends                                3,105              -             -              -            3,105
                                                   --------------------------------------------------------------     -------------
Pre-tax income                                                24,171         37,718         8,731       (124,299)         (53,679)
Income tax expense (benefit)                                   9,573         27,985         3,513        (61,290) (10)    (20,219)
                                                   --------------------------------------------------------------     -------------
Income (loss) from continuing operations                 $    14,598      $   9,733      $  5,218      $ (63,009)       $ (33,460)
                                                   ==============================================================     =============
Carrying cost of equity forward contracts                     12,647
Income (loss) from continuing operations available
                                                   ------------------
   to common shareholders                                $     1,951
                                                   ==================


Weighted average shares outstanding -Basic                   266,898                                      25,156  (11)
Weighted average shares outstanding -Diluted                 270,237                                      25,156  (11)

Income (loss) from continuing operations
available to common shareholders per basic share         $      0.01
Income (loss) from continuing operations
available to common shareholders per diluted share       $      0.01


                                                        Elimination of
                                                       Gas and Electric     Total
                                                          Operations       Proforma
                                                   --------------------------------

Revenue                                                    $ 432,831      1,106,088
Operating expenses                                           371,271        602,002
Depreciation and amortization                                  6,105        372,130
                                                   --------------------------------
Income from operations                                     $  55,455     $  131,956
Investment and other income, net                               1,065         25,688

Interest expense                                              18,654        246,084

Convertible preferred dividends                                    -          3,105
                                                   --------------------------------
Pre-tax income                                                37,866        (91,545)
Income tax expense (benefit)                                  12,458        (32,677)
                                                   --------------------------------
Income (loss) from continuing operations                   $  25,408     $  (58,868)
                                                   ================================
Carrying cost of equity forward contracts                                    12,647
Income (loss) from continuing operations available
                                                                   -----------------
   to common shareholders                                                $  (71,515)
                                                                   =================

Weighted average shares outstanding -Basic                                  292,054
Weighted average shares outstanding -Diluted                                295,393

Income (loss) from continuing operations
available to common shareholders per basic share                         $    (0.24)
Income (loss) from continuing operations
available to common shareholders per diluted share                       $    (0.24)



             See Notes to Pro Forma Condensed Financial Statements.

                Citizens Communications Company and Subsidiaries
                         Proforma Income Statement Data
                      For the year ended December 31, 2000
                                   (unaudited)


                                                                                         Acquisitions
                                                             -------------------------------------------------------------------
                                                                                                          GTE             GTE
                                                Citizens       Frontier       GTE         Qwest       Nebraska and    California
(Amounts in thousands, except per-share       Communications  Acquisition  Minnesota   North Dakota     Illinois      and Arizona
 amounts)                                    ------------------------------------------------------------------------------------

  Revenue                                        $ 1,802,358   $ 746,302    $ 56,962      $ 10,632   $   77,570      $  43,764
  Operating expenses                               1,292,950     370,893      23,323         3,058       27,494         16,694
  Depreciation and amortization                      387,607     200,669         545         2,270       17,087         11,625

                                             -----------------------------------------------------------------------------------
  Income from operations                             121,801     174,740      33,094         5,304       32,989         15,445
  Investment and other income, net                     3,350      64,583           -             -            -              -

  Minority interest                                   12,222           -           -             -            -              -
  Interest expense                                   187,366      24,067       1,686             -        1,716          1,217

  Convertible preferred dividends                      6,210           -           -             -            -              -
                                             ------------------------------------------------------------------------------------
  Pre-tax income                                     (56,203)    215,256      31,408         5,304       31,273         14,228
  Income tax expense (benefit)                       (16,132)    103,417      12,687         2,007       12,393          5,712
                                             ------------------------------------------------------------------------------------
  Income (loss) from continuing operations       $   (40,071)  $ 111,839    $ 18,721      $  3,297   $   18,880      $   8,516
                                             ====================================================================================

Weighted average shares outstanding -Basic           261,744
Weighted average shares outstanding -Diluted         266,931

Loss from continuing operations per basic share      $ (0.15)
Loss from continuing operations per diluted share    $ (0.15)



                                                 Proforma for Acquisitions     Elimination of
                                               -----------------------------  Gas and Electric   Total
                                                 Adjustments       Adjusted      Operations     Proforma
                                               --------------    -----------------------------------------

  Revenue                                         $        -       $ 2,737,588     $ 597,823   $ 2,139,765
  Operating expenses                                   9,000  (4)    1,743,412       526,472     1,216,940
  Depreciation and amortization                      126,581  (5)      758,910        47,857       711,053
                                                      12,526  (6)
                                               --------------    -----------------------------------------
  Income from operations                            (148,107)          235,266        23,494       211,772
  Investment and other income, net                   (26,323) (7)       28,856         5,073        23,783
                                                     (12,754) (8)
  Minority interest                                        -            12,222             -        12,222
  Interest expense                                   301,055  (9)      502,467        36,056       466,411
                                                     (14,640) (8)
  Convertible preferred dividends                          -             6,210             -         6,210
                                               --------------    -----------------------------------------
  Pre-tax income                                    (473,599)         (232,333)       (7,489)     (224,844)
  Income tax expense (benefit)                      (199,700) (10)     (79,616)       (2,417)      (77,199)
                                               --------------    ----------------------------------------
  Income (loss) from continuing operations        $ (273,899)      $  (152,717)    $  (5,072)  $  (147,645)
                                               ==============    =========================================

Weighted average shares outstanding -Basic            25,156  (11)                                 286,900
Weighted average shares outstanding -Diluted          25,156  (11)                                 292,087

Loss from continuing operations per basic share                                                    $ (0.51)
Loss from continuing operations per diluted share                                                  $ (0.51)



   See Notes to Pro Forma Condensed Financial Statements.

                Notes to Pro Forma Condensed Financial Statements

(1) Reflects the effect of the probable sale of our public utilities services properties, including adjustments for the estimated income taxes due on the estimated gain. The estimated cash proceeds from the sale of our public utilities service properties are $2,118,411,000. The adjustment to shareholders' equity represents an increase to retained earnings representing the estimated after tax gain on the sale.

(2) The columns reflecting the historical results of operations for Frontier, GTE Minnesota, GTE Nebraska and Illinois and Qwest North Dakota represent historical results prior to their acquisitions by Citizens. The results after the acquisitions by Citizens are included in Citizens' historical results.

(3) Represents the purchase of the remaining GTE Acquisitions for approximately $222,800,000 in cash. For purposes of the accompanying pro forma combined financial statements, we have reflected the assets to be acquired at their historical carrying values and have reflected the excess of cost over such amounts as excess of cost over net assets acquired. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price and the final estimate of fair values of the assets and liabilities acquired. We have undertaken studies to determine the fair values of assets acquired and allocate the purchase prices accordingly. We believe that the excess of cost over historical net assets acquired will be allocated to property, plant and equipment, customer base, other identifiable intangibles and goodwill. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, "Business Combinations." This statement requires that all business combinations be accounted for under the purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method of accounting. All acquisitions presented in these pro forma financial statements have been accounted for using the purchase method.

     In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets." this statement requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Impairment tests are required to be performed at least annually. The amortization of goodwill ceases upon adoption of the statement. The statement is effective for fiscal years beginning after December 15, 2001 for companies whose annual reporting period ends on December 31, 2001 and applies to all goodwill and other intangible assets recognized in the statement of financial position at that date, regardless of when the assets were initially recognized. We will cease to recognize amortization of the goodwill portion of intangibles starting January 1, 2002. Pro forma amortization of intangibles for the six months ended June 30, 2001 and the year ended December 31, 2000 was $76.9 million and $144.3 million, respectively. We will be required to test for impairment of goodwill annually starting January 1, 2002. The amount of any future impairment, if any, cannot be estimated at this time.

(4) Represents an increase in selling, general and administrative expenses of the GTE Combined Entities to reverse a pension credit recorded during the year ended December 31, 2000 that will not continue.

(5) The following table details the amortization adjustment for the year ended December 31, 2000 and the six months ended June 30, 2001:

    ($ in thousands)                        For the year          For the six
                                               ended              months ended
                                          December 31, 2000       June 30, 2001
                                          -----------------       -------------
     Frontier                               $  61,230              $  30,615
     Frontier adjustments                      40,000                 20,000
     Acquired GTE Properties                   25,351                      -
                                          -----------------       -------------
     Properties acquired prior to
       June 30, 2001                          126,581                 50,615
                                          =================       =============

     Excess of cost over net assets acquired for the Acquisitions is being amortized using the straight-line method over a 15 year period for properties acquired prior to June 30, 2001. The adjustments for the Frontier ILEC and the Acquired GTE businesses in the table above reflect this amortization. Should the allocation of such excess of cost over historical net assets acquired differ significantly from that described above as well as our initial allocation for properties recently purchased, amortization expense could be impacted since the depreciable lives of assets other than goodwill may be shorter or longer than 15 years.

     On September 30, 1999, Global Crossing acquired Frontier Corporation and all of its subsidiaries (including the businesses that we are acquiring), in a merger transaction. In accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", the purchase price was allocated to Frontier Corporation and its subsidiaries based upon the fair market value at the date of the acquisition. Frontier was amortizing the associated goodwill over a 25-year period. We included amortization of goodwill over a 15-year period for the full year 2000 and the six months ended June 30, 2001 to conform with our policy. The "Frontier adjustments" of $40,000,000 and $20,000,000 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively, are reflected in the table above.

(6) Represents an adjustment for depreciation expense related to GTE Minnesota since the GTE historical financial statements did not include depreciation related to these assets held for sale.

(7) Represents the reversal of a foreign exchange gain of $21,900,000 for the year ended December 31, 2000 and the reversal of a foreign exchange loss of $50,064,000 for the six months ended June 30, 2001 recorded by Frontier related to a note receivable due from an affiliate. Such note is not part of the assets acquired by Citizens.

     The pro forma income statement for the year ended December 31, 2000 also includes an adjustment to eliminate $4,423,000 of our investment income related to our bond portfolio sold during 2000 to partially fund the Acquisitions.

(8) Represents the elimination of intercompany interest income recorded by Frontier related to a note receivable due from an affiliate of Frontier and interest expense recorded by Frontier. related to a loan facility used to fund this note receivable. Such note and loan facility are not part of the assets and liabilities acquired by Citizens.

(9) Represents the increase in interest expense assuming the permanent financings as described below were utilized at the beginning of the periods presented to partially fund the Acquisitions. On May 18, 2001, we issued an aggregate of $1.75 billion of notes consisting of $700 million principal amount of 8.50% notes, due May 15, 2006 and $1.05 billion principal amount of 9.25% notes due May 15, 2011. On June 13, 2001, we issued 18,400,000 equity units at $25 per unit for gross proceeds of $460,000,000. Each equity unit consists of a 6 3/4 % senior note due 2006 and a purchase contract for our common stock. On August 13, 2001, we issued an aggregate of $1.75 billion of notes consisting of $300 million principal amount of 6.375% notes due August 15, 2004, $750 million principal amount of 7.625% notes due August 15, 2008 and $700 million principal amount of 9.0 % notes due August 15, 2031.

(10) Represents adjustments to income taxes based on income before income taxes using the applicable incremental income tax rate.

(11) On June 13, 2001, we issued 25,156,250 shares of our common stock at $12.10, for net proceeds of $289,787,000 (after underwriting discounts and commissions).